EXHIBIT 10.22

April 4, 1996


Mark B. Gordon, O.D.
Howard H. Levin, O.D.
MEC Health Care, Inc.
100 Park Avenue
Baltimore, MD  21201

Dear Mark and Howard:

This is to confirm our agreement relative to the Agreement and Plan of Merger dated as of August 28, 1995, as amended as of October 5, 1995:

1. The original promissory note, currently with a balance of one million dollars ($1,000,000) plus accrued interest, will be extended 91 days to July 1, 1996.

2.   The term of the escrow agreement will be extended 91 days to July 15, 1996.

3. Expenses related to your pro-rata share of piggy-back registration rights on an amendment to Form S-3 originally filed on March 8, 1996, will be paid by the Company.

4. Once effective, the Company will use reasonable efforts to keep the registration statement effective through December 31, 1996. If the registration statement is not effective for some period during 1996, the Company will extend the effectiveness from December 31, 1996, for the corresponding number of days.

If the foregoing is acceptable to you, please execute this letter in the place provided below, and we will formalize the relevant documents.

Sincerely yours,

LASERSIGHT INCORPORATED


By:/s/   Gregory L. Wilson
   ---------------------------


/s/Mark B. Gordon                             /s/Howard H. Levin
- ------------------------------                ---------------------------------
Mark B. Gordon, O.D.                          Howard H. Levin, O.D.


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